POWERING GROWTH DELIVERING VALUE Third Quarter 2019 Results November 7, 2019 Third Quarter 2019 | 0

FORWARD LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining high reliability and customer service levels; variations in demand for electricity, including those due to weather seasonality, the general economy, customer and sales growth (or decline), the effects of energy conservation measures and distributed generation, and technological advancements; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballot initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the direct or indirect effect on our facilities or business from cybersecurity threats or intrusions, data security breaches, terrorist attack, physical attack, severe storms, droughts, or other catastrophic events, such as fires, explosions, pandemic health events or similar occurrences; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. We present “gross margin” per diluted share of common stock. Gross margin refers to operating revenues less fuel and purchased power expenses. Gross margin is a “non-GAAP financial measure,” as defined in accordance with SEC rules. The appendix contains a reconciliation of this non-GAAP financial measure to the referenced revenue and expense line items on our Consolidated Statements of Income, which are the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP). We view gross margin as an important performance measure of the core profitability of our operations, and is used by our management in analyzing the operations of our business. We believe that investors benefit from having access to the same financial measures that management uses. We present “adjusted gross margin” and “adjusted operations and maintenance” that have been adjusted to exclude costs and offsetting operating revenues associated with renewable energy and demand side management programs. We also present “adjusted D&A,” “adjusted other taxes,” “adjusted interest, net of AFUDC,” and “adjusted other, net” that has been adjusted for the deferral impacts of the Four Corner’s Selective Catalytic Reduction (SCR) equipment and the Ocotillo Modernization Project. We also present “adjusted income taxes" that shows the impact of tax reform. Adjusted gross margin, adjusted operations and maintenance, adjusted D&A, adjusted other taxes, adjusted interest, net of AFUDC, adjusted other, net, and adjusted income taxes are “non-GAAP financial measures,” as defined in accordance with SEC rules. The appendix contains a reconciliation to show the exclusion of costs and offsetting operating revenues associated with renewable energy and demand side management programs, the deferral impacts of the Four Corners SCR equipment and the Ocotillo Modernization Project, and the impact of tax reform. We believe the information provided in the reconciliation provides investors with useful indicators of our results that are comparable among periods because they exclude the effects of unusual items that may occur on an irregular basis, such as the installation of the SCR equipment, the Ocotillo Modernization Project and tax reform impacts, and exclude the effects of programs that overstate our gross margin. Third Quarter 2019 | 1

CONSOLIDATED EPS COMPARISON 2019 vs. 2018 3rd Quarter Earnings Year-to-Date Earnings $4.21 $4.31 $2.77 $2.80 2019 2018 2019 2018 Third Quarter 2019 | 2

EPS VARIANCES 3rd Quarter 2019 vs. 3rd Quarter 2018 Adjusted Adjusted Pension & Adjusted Gross Adjusted Interest, OPEB Income Margin1 Adjusted Adjusted Other net of Non-service Adjusted Taxes 2 2 $2.80 $(0.20) O&M1 D&A2 Taxes AFUDC Credits, net Other, net2 $0.20 $2.77 $0.04 $(0.01) $(0.01) $0.01 $(0.04) $(0.02) Gross Margin Transmission $ (0.03) Sales / Usage $ 0.01 LFCR $ 0.02 Weather $ (0.05) Federal Tax Reform $ (0.18) Other $ 0.03 3Q 2018 3Q 2019 1 Excludes costs and offsetting operating revenues associated with renewable energy and demand side management programs. 2 Driver adjusted for the deferral impacts of the Four Corners Selective Catalytic Reduction (SCR) equipment and Ocotillo Modernization Project. See non-GAAP reconciliation in Appendix. Third Quarter 2019 | 3

EPS GUIDANCE AS OF NOVEMBER 7, 2019 $4.75 – $4.95 Key Drivers 2020 + Lower O&M, primarily due to Navajo retirement, lower planned outage expense and cost management; offset by an increase in expenses associated with revised disconnect policies + Sales growth + Higher transmission revenue + Ocotillo cost deferrals – Higher D&A and property taxes due to plant additions – Higher interest expense 2020 Guidance – Lower AFUDC See key factors and assumptions in Appendix. Third Quarter 2019 | 4

2019 EPS GUIDANCE Key Factors & Assumptions as of November 7, 2019 2019 Adjusted gross margin1,2 (operating revenues, net of fuel and $2.32 – $2.39 billion purchased power expenses) • Retail customer growth about 1.5-2.5% • Weather-normalized retail electricity sales volume about 0-1.0% higher compared to prior year • Assumes normal weather in fourth quarter Adjusted operating and maintenance (O&M)1 $855 – $875 million Other operating expenses (depreciation and amortization, deferrals, and taxes other than $805 – $825 million income taxes) Other income (pension and other post-retirement non-service credits, other income and $50 – $60 million other expense) Interest expense, net of allowance for borrowed and equity funds used during $180 – $190 million construction (Total AFUDC ~$50 million) Net income attributable to noncontrolling interests $20 million Effective tax rate2 -3% Average diluted common shares outstanding 112.9 million We do not expect to hit the low end of the EPS Guidance previously provided $4.75 – $4.95 range 1 Excludes O&M of $85 million, and offsetting revenues, associated with renewable energy and demand side management programs. 2 Includes the impact from the TEAM III one-time bill credit of $64 million. Third Quarter 2019 | 5

PINNACLE WEST
CAPITAL CORPORATION

2020 EPS GUIDANCE

Key Factors & Assumptions as of November 7, 2019

	2020
Adjusted gross margin[1,2] (operating revenues, net of fuel and purchased power expenses)	$2.48 – $2.54 billion
• Retail customer growth about 1.5-2.5%	
• Weather-normalized retail electricity sales volume about 1-2% higher compared to prior year (excludes potential data center load growth)	
• Assumes normal weather	
Adjusted operating and maintenance (O&M)[1,2]	$830 – $850 million
Other operating expenses (depreciation and amortization, deferrals, and taxes other than income taxes)	$830 – $850 million
Other income (pension and other post-retirement non-service credits, other income and other expense)	$70 – $80 million
Interest expense, net of allowance for borrowed and equity funds used during construction (Total AFUDC ~$35 million)	$235 – $245 million
Net income attributable to noncontrolling interests	$20 million
Effective tax rate	14%
Average diluted common shares outstanding	113.2 million
EPS Guidance	$4.75 – $4.95

[1] Excludes O&M of $65 million, and offsetting revenues, associated with renewable energy and demand side management programs.
[2] We currently estimate that the disconnection moratorium and revised policies will result in a decrease of approximately $20 million to $30 million of pre-tax income in 2020 depending on certain assumptions, including customer behavior.

Third Quarter 2019 | 6

FINANCIAL OUTLOOK Key Factors & Assumptions as of November 7, 2019 Gross Margin – Customer and Sales Growth (2019-2021) Assumption Impact Retail customer growth • Expected to average about 1.5-2.5% annually • Strength in Arizona and U.S. economic conditions Weather-normalized retail electricity sales volume growth • About 1.0–2.0% (excludes potential data center load growth) Gross Margin – Related to 2017 Rate Review Order Assumption Impact Lost Fixed Cost Recovery (LFCR) • Offsets 30-40% of revenues lost due to ACC-mandated energy efficiency and distributed renewable generation initiatives Environmental Improvement Surcharge (EIS) • Ability to recover up to $14 million annually of carrying costs for government- mandated environmental capital expenditures (cumulative per kWh cap rate of $0.00050) Power Supply Adjustor (PSA) • 100% recovery • Includes certain environmental chemical costs and third-party battery storage Transmission Cost Adjustor (TCA) • TCA is filed each May and automatically goes into rates effective June 1 • Transmission revenue is accrued each month as it is earned APS Solar Communities • Additions to flow through RES until next base rate case Property Tax Rate Deferral: APS is allowed to defer for future recovery (or credit to customers) the Arizona property tax expense above (or below) the 2015 test year caused by changes to the applicable composite property tax rate. Outlook Through 2020: Goal of earning more than 9.5% Return on Equity (earned Return on Equity based on average Total Shareholder’s Equity for PNW consolidated, weather-normalized) Third Quarter 2019 | 7

2011 – 2018 Reported EPS Four Corners Step 15% Increase Approved 2017 Rate Increase • Due to our single-state 12-23-14 Effective 8-19-17 jurisdiction with a historical test 10% year, our earnings growth is non- linear 5% • Earnings growth has historically Year EPS GrowthEPS Year been stronger immediately - 0% following a rate case and over - weakens as we get closer to the 2012 Rate Year next rate case filing -5% Increase Effective 7-1-12 • Over time, our average earnings -10% growth rate supports our track 2011 2012 2013 2014 2015 2016 2017 2018 record for delivering shareholder value Third Quarter 2019 | 8

BALANCE SHEET STRENGTH Near-Term Long-Term Debt Maturities 2019 Major Financing Activities $ in millions • $200 million 18-month APS unsecured $1,000 term loan entered into in February 2019 • $300 million 30-year 4.25% APS senior $800 unsecured notes issued February 2019 $450 • $300 million 10-year 2.60% APS senior $600 unsecured notes issued August 2019 • Expect $300 million of long-term debt $400 issuance at APS during the remainder of 2019 $500 $200 $450 2020 Major Financing Activities $- • Expect up to $1.0 billion of term debt 20191 2020 20212 issuance at APS and $450 million at PNW in 2020 APS PNW 1 Represents the APS $500 million 8.75% senior notes which matured on March 1, 2019 2 No long-term debt maturities in 2021 Third Quarter 2019 | 9

ECONOMIC DEVELOPMENT Arizona’s focus on economic development continues to support growth in the state 2019 – New companies moving into APS’s service territory include: • Microsoft – constructing three world-class data centers • Nike – multimillion-dollar manufacturing facility employing at least 500 people • Red Bull – 700,000 square-foot facility • Fairlife – 300,000 square-foot facility; scheduled to begin operation in 2020 • Stream Data Centers – 2 million square-feet of data center facilities • Vantage Data Centers – 50 acre data center campus • Compass Datacenters – eight buildings on 225 acre campus What Others are Saying: • New study ranks Arizona economy among best in US; Phoenix Business Journal, June 9, 2019 • Phoenix leads US in population growth, new Census data shows; Phoenix Business Journal, May 23, 2019 • Arizona climbs on ranking of best states for business; Phoenix Business Journal, May 11, 2019 • Arizona's 2018 GDP growth among best in nation; Phoenix Business Journal, May 6, 2019 • Maricopa County is fastest-growing county in the U.S. for third year; Arizona Republic, April 18, 2019 • Phoenix region a top market for 2019 industrial development, report says; Phoenix Business Journal, April 7, 2019 Third Quarter 2019 | 10

ECONOMIC INDICATORS Year over Year Employment Growth U.S. Phoenix Maricopa County ranked #1 in U.S. for 5% population growth for third straight year 1 4% 3% 2% Arizona is ranked No. 1 in construction 1% growth and No. 2 in manufacturing.2 0% Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Phoenix ranked 2nd most active market in data center leasing in 2018.3 Single Family & Multifamily Housing Permits Maricopa County Arizona is the 4th fastest-growing state in the Single Family Multifamily Projected 4 40,000 U.S. according to Census data. 30,000 20,000 10,000 1 U.S. Census Bureau April 2019 2 Bureau of Labor Statistics, Employment 3 CBRE’s U.S. Data Center Trends Report 0 4U.S. Census Bureau, Population Division, Release date December 2018 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 Third Quarter 2019 | 11

RATE BASE APS’s revenues come from a regulated retail rate base and meaningful transmission business APS Rate Base Growth Total Approved Rate Base Year-End Generation & Distribution Transmission ACC FERC Long-term Rate Base Guidance: 19% 6-7% Average Annual Growth $2.1 81% $1.6 ACC FERC $1.5 Rate Effective Date 8/19/2017 6/1/2019 Test Year Ended 12/31/20151, 2 12/31/2018 $9.6 $7.1 $7.7 Rate Base $6.8B $1.6B Equity Layer 55.8% 54.6% Allowed ROE 10.0% 10.75% 2017 2018 2019 2020 2021 1 Adjusted to include post test-year plant in service through 12/31/2016 2 On 10/31/19 APS filed an ACC general rate case with a proposed $8.9B rate Projected base for an adjusted test year ended 6/30/19. Rate base $ in billions, rounded Third Quarter 2019 | 12

OPERATIONS & MAINTENANCE Goal is to keep O&M per kwh flat, adjusted for planned outages $ in millions $933 74 $855 - 875 $858 $830 - $850 50 - 60 63 40 - 50 859 795 805 - 815 790 - 800 2017 2018 2019E 2020E PNW Consolidated ex RES/DSM1 Planned Fleet Outages 1 Excludes RES/DSM of $91 million in 2017, $104 million in 2018, and $85 million in 2019E, and $65 million in 2020E. Third Quarter 2019 | 13

2019 PLANNED OUTAGE SCHEDULE Coal, Nuclear, and Large Gas Planned Outages Q1 Q2 Q4 Estimated Estimated Estimated Plant Unit Duration Plant Unit Duration in Plant Unit Duration in Days Days in Days Four 4 21 Palo Verde 1 33 Palo Verde 3 44 Corners Four 5 21 Cholla* 1 50 Corners Cholla* 1 37 Redhawk* 2 35 Redhawk* 2 29 *Outage duration spans Q1-Q2. Number of days noted per quarter. Third Quarter 2019 | 14

2020 PLANNED OUTAGE SCHEDULE Coal, Nuclear, and Large Gas Planned Outages Q1 Q2 Q4 Estimated Estimated Estimated Plant Unit Duration Plant Unit Duration in Plant Unit Duration in Days Days in Days Four Four 5 46 5 30 Palo Verde 1 44 Corners* Corners* Palo Verde 2 30 *Outage duration spans Q1-Q2. Number of days noted per quarter. Third Quarter 2019 | 15

APS CAPITAL EXPENDITURES Capital expenditures will support our growing customer base and utilization of advanced technology $ in millions $1,600 PROJECTED $1,472 $1,400 $1,331 $118 $1,237 $53 $1,202 $137 $1,200 $156 $47 $187 $16 $29 Traditional Generation $521 1 $1,000 $267 New Gas Generation $112 $167 $65 Environmental $800 $147 $205 $190 Clean Generation $236 $600 $116 Transmission Distribution $400 $515 $530 Other $481 $402 $200 $94 $149 $160 $142 $- 2018 2019 2020 2021 • The chart does not include capital expenditures related to 4CA’s 7% interest in the Four Corners Power Plant Units 4 and 5 of $10 million in 2018. • 2019 – 2021 as disclosed in the Third Quarter 2019 Form 10-Q. 1 Ocotillo Modernization Project: Units in service second quarter 2019. Third Quarter 2019 | 16

aps
PINNACLE WEST
CAPITAL CORPORATION

DISTRIBUTION GRID INVESTMENTS

Grid Operations and Investment Projected to be approximately $1.5 billion from 2019-2021

Customer Growth
Approximately 50% of distribution capex

Line Extensions for new residential and commercial customers
Average annual spend ~ $68M

- Extend, relocate, and upgrade APS facilities in response to customer request

New Distribution Substations & Upgrades
Average annual spend ~ $38M

Construction over the next 3 years:
- 21 New Substations
- 3 Upgrades

Grid Modernization
Approximately 9% of distribution capex

Cap Bank Controllers, Substation Regulators, Voltage Management Algorithms
Average annual spend ~ $11M

- Controls regulators and capacitor banks to manage power quality such as power factor and voltage

R T

Reclosers – Supervisory Controlled Switches, Trip Savers
Average annual spend ~ $14M

- Leveraging AMI for distribution automation
- Strategically deploying Fiber for communications backhaul

Run and Maintain
Approximately 41% of distribution capex

Overhead Lines & Wood Pole Replacements
Average annual spend ~ $8M

- Replace equipment or components due to damage, degradation or failure
- Ensure the integrity of the structure and enhance system reliability

Underground Cable Replacements
Average annual spend ~ $22.5M

- Replace all remaining direct buried primary distribution cable
- Direct buried cable has become a major cause of power outages

Third Quarter 2019 | 17

DELIVERING ON OUR COMMITMENT TO CUSTOMER AFFORDABILITY 2018 - July 2019 Adjustments to Residential Bills 6.48% $144.42 4/1/19 - TEAMI Since 2018, changes to adjustors Creditfrom federal have lowered the average tax reform $148.89 $141.33 $154.02 4/1/18 -EIS customer’s bill $9.71 4/1/19 -EIS 2/1/18 –PSA Recovers Recovers Recovers fuel environmental environmental costs improvements improvements $148.77 $146.88 $140.04 $148.15 $143.80 $143.66 $141.18 $141.27 3/1/18 - TEAMI 7/1/18 – REAC 7/11/19 – LFCR 6/1/18 - TCA 2/1/19 –PSA 3/1/19 –LFCR 4/1/19 - TEAMII 6/1/19 – TCA Creditfrom federal Access to more Provides renewable Supports grid Recovers fuel Supports grid Creditfrom federal Access to more tax reform renewable energy and energy incentivesand reliability costs reliability tax reform renewable energy and improves reliability power costs improves reliability * Impacts represent the change to the average residential bill after the rate case ($149.75/1,064 kWh). Third Quarter 2019 | 18

WHAT’S NEXT Take Charge AZ Pilot Program • EV charging equipment, installation and maintenance for business customers, government agencies and multifamily housing communities • Participants pay for energy costs to charge • We encourage charging during daytime off- peak hours when solar energy is abundant and overnight • Level 3 fast-charging infrastructure • Approximately $20 million capital investment through 2021 Third Quarter 2019 | 19

APPENDIX Third Quarter 2019 | 20

CREDIT RATINGS AND METRICS APS Pinnacle West 2016 2017 2018 Corporate Credit Ratings1 APS FFO / Debt 27.4% 29.4% 24.5% Moody’s A2 A3 FFO / Interest 6.9x 7.5x 6.5x S&P A- A- Debt / 47.3% 46.8% 47.0% Fitch A- A- Capitalization Pinnacle West Senior Unsecured1 FFO / Debt 26.3% 26.4% 22.1% Moody’s A2 A3 FFO / Interest 6.8x 7.1x 6.2x S&P A- BBB+ Debt / 48.7% 50.0% 51.4% Fitch A A- Capitalization Note: Moody’s and S&P rate the outlooks for APS Source: Standard & Poor’s and Pinnacle West as Stable. Fitch rates the outlooks for both as Negative. 1 We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. Third Quarter 2019 | 21

TAX REFORM

ACC – TAX EXPENSE ADJUSTOR MECHANISM:

- *PHASE I*: The ACC approved $119 million annual rate reduction reflecting the lower federal tax rate. Effective for the March 2018 billing cycle.
- *PHASE II*: The ACC approved an additional $86.5 million rate reduction to return the unprotected "excess" deferred taxes to ACC customers over a 12-month period. Effective for the April 2019 billing cycle.
- *PHASE III*: The ACC approved the rate reduction effective for the December 2019 billing cycle – (i) a one-time bill credit to customers to return $64 million related to amortization of protected "excess" deferred taxes from January 1, 2018 through October 31, 2019; and (ii) a monthly bill credit to return an additional $39.5 million to customers from December 2019 through December 2020 billing cycle. Future additional rate reductions for protected "excess" deferred taxes are expected to be addressed through the October 31, 2019 general rate case.

CASH TAXES

- New bonus deprecation regulations issued in September 2019 resulted in additional accelerated cash tax benefits of $56M.
- Cash tax payments are expected to normalize in 2020 as the Company utilizes its remaining tax credit carryforwards.
- Future investment tax credits from renewable efforts will likely reduce cash tax payments in the year the assets are placed in service.

EFFECTIVE TAX RATE

- Amortization of TEAM Phase II excess deferred taxes will benefit the Company's 2019 and 2020 ETR.
- Amortization of TEAM Phase III excess deferred taxes are anticipated to benefit the ETR over a 28.5 year period.

Net Regulatory Liability for Excess Deferred Taxes ($ in millions)	At Sept 30, 2019
Total Net Regulatory Liability for Regulated Excess Deferred Taxes	$1,461
Net Regulatory Liability for Depreciation Related Excess Deferred Taxes (to be returned over the life of property)	$1,391
Net Regulatory Liability for Non-Depreciation Related Excess Deferred Taxes	$70

PINNACLE WEST CAPITAL CORPORATION
Third Quarter 2019 | 22

OCOTILLO MODERNIZATION PROJECT & FOUR CORNERS SCRs • Included in the 2017 Rate Review Order1, APS has been granted Accounting Deferral Orders for two large generation-related capital investments – Ocotillo Modernization Project: Retiring two aging, steam-based, natural gas units, and replacing with 5 new, fast-ramping, combustion turbine units – Four Corners Power Plant: Installed Selective Catalytic Reduction (SCR) equipment to comply with Federal environmental standards Ocotillo Modernization Project Four Corners SCRs Unit 5 – Late 2017 In-Service Dates Units 3 – 7 – Spring 2019 Unit 4 – Spring 2018 Total Cost (APS) $500 million $400 million Estimated Cost Deferral $36 million (through 2019) $45 million (through 2019) • Cost deferral from date of commercial • Cost deferral from time of installation to operation to the effective date of rates in next incorporation of the SCR costs in rates using a Accounting Deferral rate case step increase • Includes depreciation, O&M, property taxes, • Includes depreciation, O&M, property taxes, and capital carrying charge2 and capital carrying charge2 1 The ACC’s decision is subject to appeals 2 APS will calculate the capital carrying charge using the 5.13% embedded cost of debt established in the 2017 Rate Review Order Third Quarter 2019 | 23

FOUR CORNERS SCR STEP INCREASE

The Administrative Law Judge issued a Recommended Opinion and Order on November 27, 2018[1]

Key Components of APS's Filed Request

Financial	Cost of Capital	Bill Impact
• Consistent with prior disclosed estimates	• 7.85% Return on Rate Base[2] – Weighted Average Cost of Capital (WACC)	• Rate rider applied as a percentage of base rates for all applicable customers
• $390 million direct costs vs. $400 million[1] contemplated in APS's recent rate case	• 5.13% Return on Deferral[2] – Embedded Cost of Debt	• $67.5 million revenue requirement[2]
• $40 million in indirect costs (overhead, AFUDC)	• 5% Depreciation Rate – 20-year useful life (2038-depreciation study)	• ~2% bill impact
	• 5-year Deferral Amortization	

2019 Full-Year EPS Impact[3]

$ in millions	
Revenue[1]	$(58.5)
Deferrals:	
Depreciation	19.5
O&M	0.4
Property tax	3.6
Debt return	20.0
Avoided expense[4]	4.6
Earnings impact[5]	$(8.2)
EPS[5]	$(0.07)

[3] Assumes no step increase in 2019

[4] Amortization of deferral

[5] Calculated using 21% marginal tax rate and 113.1 million shares

[1] Arizona Corporation Commission Staff recommended a $58.5 million revenue increase and the Administrative Law Judge issued a Recommended Opinion and Order consistent with Commission Staff's recommendation

[2] Based on 2017 Rate Review Order

PINNACLE WEST CAPITAL CORPORATION

Third Quarter 2019 | 24

RESIDENTIAL PV APPLICATIONS1 Residential DG (MWdc) Annual Additions 151 133 133 4,000 87 57 74 3,500 3,000 2014 2015 2016 2017 2018 2019 YTD 2,500 2,000 1,500 1,000 500 0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2016 Applications 2017 Applications 2018 Applications 2019 Applications 1 Monthly data equals applications received minus cancelled applications. As of September 30, 2019, approximately 100,000 residential grid- tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling approximately 800 MWdc of installed capacity. Excludes APS Solar Partner Program residential PV systems. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Solar water heaters can also be found on the site, but are not included in the chart above. Third Quarter 2019 | 25

GROSS MARGIN EFFECTS OF WEATHER $ in millions pretax Variances vs. Normal $25 $20 $15 $10 14 $5 9 8 0 $0 $(5) (12) $(10) (23) $(15) (33) $(20) $(25) $(30) $(35) Q1 Q2 Q3 Q4 Q1 Q2 Q3 2018 2019 $(13) Million $(24) Million All periods recalculated to current 10-year rolling average (2007 – 2016) Third Quarter 2019 | 26

RENEWABLE ENERGY AND DEMAND SIDE MANAGEMENT EXPENSES1 Renewable Energy Demand Side Management $40 $ in millions pretax $30 $10 $12 $20 $14 $11 $14 $9 $11 $10 $21 $17 $13 $12 $10 $9 $7 $0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2018 2019 $104 Million $66 Million 1 Renewable energy and demand side management expenses are offset by adjustment mechanisms Third Quarter 2019 | 27

2019 KEY DATES

ACC Key Dates / Docket #	Q1	Q2	Q3	Q4
Power Supply Adjustor (PSA): **E-01345A-16-0036**	Implemented: Feb 1			
Lost Fixed Cost Recovery: **E-01345A-16-0036**	2018 LFCR approved 2019 LFCR Filed: Feb 15	2019 LFCR approved		
Transmission Cost Adjustor: **E-01345A-16-0036**		Filed: May 15 Implementation: Jun 1		
2020 DSM/EE Implementation Plan: **E-01345A-19-0148**				To be filed by: Dec 31
2020 RES Implementation Plan: **E-01345A-19-0088**			Filed: Jul 1	
2019 Rate Case: **E-01345A-19-0236**				Filed: Oct 31
Resource Planning and Procurement: **E-00000V-19-0034**			Filed preliminary IRP: Aug 1 Workshop Sept 19	
Tax Expense Adjustor (TEAM): **E-01345A-18-0003**	TEAM II approved: Mar 13	TEAM III filed: Apr 10		TEAM III approved: Oct 29
Resource Comparison Proxy (RCP): **E-01345A-19-0081**		Year 3 Filed: May 1	Year 3 Implementation October 1	
QF/PURPA Contracts (EPR-2): **E-01345A-16-0272**	Workshop Mar 29		Hearing ended Aug 29	
Possible Modification to Commission's Energy Rules: **RU-00000A-18-0284**	Workshops Feb 25, Mar 14, Mar 26	Workshops Apr 17, 29, 30	Workshops Jul 31, Aug 7	
Modification to Retail Competition Rules: **RE-00000A-18-0405**			Workshops Jul 30, 31	
Customer Complaint: **E-01345A-18-0002**		Commission vote not to dismiss: May 22	Complaint resolved: Jul 10	
Proposed Termination of Service Rule Modifications: **RU-00000A-19-0132**		Emergency Rules Approved: June	Workshop Sept 30	

PINNACLE WEST CAPITAL CORPORATION

Third Quarter 2019 | 28

2019 APS RATE CASE APPLICATION Filed October 31, 2019 Docket Number: E-01345A-19-0236 Additional details, including filing, can be found at http://www.pinnaclewest.com/investors Adjustor Changes and New Mechanisms Overview Formula Rate - Proposed as an alternative to existing adjustor mechanisms Deferral of Costs for Limited - Allows for growth of program without requiring estimation of future Income Program enrollment Property Tax Deferral - Deferral of any increase or decrease in Arizona property taxes attributable to tax rate changes Rate Design Overview Residential Rate Design - Extend super off peak to residential demand rates - Subscription rate pilot Commercial and Industrial Rate - Propose AG-Y (access to market index pricing) program for medium Design and large general service customers Customer Support Programs - More ways to enroll in the program - Propose increasing funding of Crisis Bill from $1.25M to $2.5M Third Quarter 2019 | 29 Numbers may not foot due to rounding.

2019 RATE CASE KEY FINANCIALS APS has requested a rate increase to become effective December 1, 2020 Test year ended June 30, 2019 Total Rate Base - Adjusted $11.12 Billion ACC Rate Base - Adjusted $8.87 Billion Allowed Return on Equity 10.15% Capital Structure Long-term debt 45.3% Common equity 54.7% Base Fuel Rate (¢/kWh) 3.0168 Post-test year plant period 12 months Overview of Rate Increase ($ in Millions) Total stated base rate increase (inclusive of existing adjustor transfers) $ 68.59 2.1% Plus: Transfer to base rates of various adjustors already in effect $ 115.04 3.5% Net Customer Bill Impact $ 183.63 5.6% Third Quarter 2019 | 30

2019 RATE CASE KEY FINANCIALS APS has requested a rate increase to become effective December 1, 2020 Overview of Rate Increase ($ in Millions) - Key Components Four Corners SCRs $ 73 Ocotillo Modernization Project 100 Post-Test Year Plant Additions 66 Net Change in Other Items 64 Tax Expense Adjustor Termination (119) Total Revenue Request $ 184 Third Quarter 2019 | 31 Numbers may not foot due to rounding.

ARIZONA UTILITIES GENERAL RATE CASES Tucson Electric Power Company (417,000 customers) Southwest Gas (1.1M customers in AZ) Docket # E-01933A-19-0028 Docket # G-01551A-19-0055 Application Filed April 1, 2019 Application Filed May 1, 2019 Staff/Intervenor Direct Testimony (Revenue) (Oct 11, 2019) Staff /Intervenor Direct Testimony (Revenue) (Dec 3, 2019) Staff/Intervenor Direct Testimony (Rate Design) (Oct 28, 2019) Staff/Intervenor Direct (Rate Design) (Dec 18, 2019) TEP Rebuttal Testimony (Nov 18, 2019) SWG Rebuttal Testimony (Jan 6, 2020) Staff/Intervenor Surrebuttal Testimony (Dec 16, 2019) Staff/Intervenor Surrebuttal Testimony (Jan 31, 2020) TEP Rejoinder Testimony (Dec 16, 2019) SWG Rejoinder Testimony (Feb 7, 2020) Pre-Hearing Conference (Jan 10, 2020) Prehearing Conference (Feb 14, 2020) Hearing Commences (Jan 13, 2020) Hearing Commences (Feb 24, 2020) Third Quarter 2019 | 32 Numbers may not foot due to rounding.

NON-GAAP MEASURE RECONCILIATION

$ in millions pretax, except per share amounts	Three Months Ended September 30,											
	2019[1]	RES/ DSM	Four Corners and Ocotillo Deferrals[2]	Income tax expense at statutory rate	Other	2019 Adjusted	2018[1]	RES/ DSM	Four Corners Deferral[2]	Income tax expense at statutory rate	2018 Adjusted	EPS Impact
Operating revenues	$1,191	$ (36)	$ -	$ -	$ -	$ 1,155	$1,268	$ (38)	$ -	$ -	$ 1,230	
Fuel and purchased power expenses	(345)	12	-	-	-	(333)	(390)	12	-	-	(378)	
Gross margin	**846**	**(24)**	**-**	**-**	**-**	**822**	**878**	**(26)**	**-**	**-**	**852**	**$(0.20)**
Operations and maintenance	**239**	**(24)**	**-**	**-**	**-**	**215**	**247**	**(26)**	**-**	**-**	**221**	**$ 0.04**
Depreciation and amortization	**149**	**-**	**(2)**	**-**	**-**	**147**	**146**	**-**	**-**	**-**	**146**	**$(0.01)**
Other taxes	**54**	**-**	**(2)**	**-**	**-**	**52**	**51**	**-**	**-**	**-**	**51**	**$(0.01)**
Allowance for equity funds used during construction	(6)	-	-	-	-	(6)	(12)	-	-	-	(12)	
Interest charges	57	-	(12)	-	-	45	62	-	(4)	-	58	
Allowance for borrowed funds used during construction	(3)	-	-	-	-	(3)	(6)	-	-	-	(6)	
Interest expense, net of AFUDC	**48**	**-**	**(12)**	**-**	**-**	**36**	**44**	**-**	**(4)**	**-**	**40**	**$ 0.01**
Other expenses (operating)	1	-	-	-	-	1	1	-	-	-	1	
Other income	(15)	-	12	-	2	(1)	(7)	-	4	-	(3)	
Other expense	6	-	-	-	-	6	5	-	-	-	5	
Other	**(8)**	**-**	**12**	**-**	**2**	**6**	**(1)**	**-**	**4**	**-**	**3**	**$(0.02)**
Income taxes	**53**	**-**	**-**	**(92)**	**-**	**(39)**	**84**	**-**	**-**	**(100)**	**(16)**	**$ 0.20**

[1] Line items from Consolidated Statements of Income.
[2] See Note 4, Regulatory Matters, in Form 10-Q for the period ended September 30, 2019, for total Four Corners and Ocotillo deferral impacts.

PINNACLE WEST
CAPITAL CORPORATION

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Third Quarter 2019 | 33

NON-GAAP MEASURE RECONCILIATION 2019 Guidance $ in millions pretax Operating revenues1 $ 3,455 - $ 3,535 Fuel and purchased power expenses1 (1,055) - (1,065) Gross margin 2,400 - 2,470 Adjustments: Renewable energy and demand side management programs (85) - (85) Adjusted gross margin $ 2,315 - $ 2,385 Operations and maintenance1 $ 940 - $ 960 Adjustments: Renewable energy and demand side management programs (85) - (85) Adjusted operations and maintenance $ 855 - $ 875 1 Line items from Consolidated Statements of Income. Third Quarter 2019 | 34

NON-GAAP MEASURE RECONCILIATION 2020 Guidance $ in millions pretax Operating revenues1 $ 3,570 - $ 3,640 Fuel and purchased power expenses1 (1,030) - (1,040) Gross margin 2,540 - 2,600 Adjustments: Renewable energy and demand side management programs (65) - (65) Adjusted gross margin $ 2,475 - $ 2,535 Operations and maintenance1 $ 895 - $ 915 Adjustments: Renewable energy and demand side management programs (65) - (65) Adjusted operations and maintenance $ 830 - $ 850 1 Line items from Consolidated Statements of Income. Third Quarter 2019 | 35

CONSOLIDATED STATISTICS

	3 Months Ended September 30, 2019	3 Months Ended September 30, 2018	3 Months Ended September 30, Incr (Decr)	9 Months Ended September 30, 2019	9 Months Ended September 30, 2018	9 Months Ended September 30, Incr (Decr)
ELECTRIC OPERATING REVENUES (Dollars in Millions)						
Retail						
Residential	$ 668	$ 695	(27)	$ 1,453	$ 1,512	$ (60)
Business	466	497	(31)	1,194	1,275	(81)
Total Retail	1,134	1,192	(58)	2,647	2,788	(141)
Sales for Resale (Wholesale)	37	53	(17)	95	81	14
Transmission for Others	16	16	(0)	46	46	0
Other Miscellaneous Services	3	5	(2)	10	14	(5)
Total Electric Operating Revenues	$ 1,190	$ 1,267	(77)	$ 2,798	$ 2,929	$ (131)
ELECTRIC SALES (GWH)						
Retail						
Residential	5,037	5,002	36	10,609	10,686	(77)
Business	4,438	4,470	(32)	11,229	11,390	(161)
Total Retail	9,476	9,472	4	21,837	22,076	(239)
Sales for Resale (Wholesale)	1,182	1,043	140	3,044	1,781	1,262
Total Electric Sales	10,658	10,514	144	24,881	23,857	1,023
RETAIL SALES (GWH) - WEATHER NORMALIZED						
Residential	4,980	4,936	44	10,717	10,634	83
Business	4,497	4,454	43	11,397	11,367	30
Total Retail Sales	9,478	9,391	87	22,114	22,001	113
Retail sales (GWH) (% over prior year)	0.9%	1.3%		0.5%	(0.2)%	
AVERAGE ELECTRIC CUSTOMERS						
Retail Customers						
Residential	1,122,457	1,098,916	23,541	1,120,062	1,097,607	22,455
Business	137,049	134,605	2,444	135,770	134,390	1,380
Total Retail	1,259,506	1,233,522	25,984	1,255,832	1,231,997	23,835
Wholesale Customers	46	40	6	48	35	13
Total Customers	1,259,552	1,233,561	25,990	1,255,880	1,232,032	23,848
Total Customer Growth (% over prior year)	2.1%	1.6%		1.9%	1.6%	
RETAIL USAGE - WEATHER NORMALIZED (KWh/Average Customer)						
Residential	4,437	4,492	(55)	9,569	9,689	(120)
Business	32,816	33,091	(275)	83,941	84,582	(641)

PINNACLE WEST CAPITAL CORPORATION

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Third Quarter 2019 | 36

CONSOLIDATED STATISTICS

	3 Months Ended September 30, 2019	2018	Incr (Decr)	9 Months Ended September 30, 2019	2018	Incr (Decr)
ENERGY SOURCES (GWH)						
Generation Production						
Nuclear	2,490	2,462	28	7,202	7,078	124
Coal	2,621	2,612	9	6,360	5,443	916
Gas, Oil and Other	2,971	2,833	138	6,445	6,044	401
Renewables	177	182	(5)	481	496	(15)
Total Generation Production	8,259	8,090	170	20,487	19,061	1,426
Purchased Power						
Conventional	1,994	2,396	(402)	3,485	4,669	(1,184)
Resales	399	17	382	520	169	351
Renewables	528	468	60	1,608	1,543	65
Total Purchased Power	2,921	2,882	39	5,613	6,381	(768)
Total Energy Sources	11,180	10,971	209	26,100	25,442	659
POWER PLANT PERFORMANCE						
Capacity Factors - Owned						
Nuclear	98%	97%	1%	96%	94%	2%
Coal	71%	71%	0%	58%	50%	8%
Gas, Oil and Other	45%	40%	5%	32%	29%	3%
Renewable	35%	36%	(1)%	32%	33%	(1)%
System Average	62%	59%	3%	51%	46%	5%

	3 Months Ended September 30, 2019	2018	Incr (Decr)	9 Months Ended September 30, 2019	2018	Incr (Decr)
WEATHER INDICATORS - RESIDENTIAL						
Actual						
Cooling Degree-Days	1,317	1,304	13	1,674	1,817	(143)
Heating Degree-Days				605	323	282
Average Humidity	29%	32%	(3)%	26%	26%	0%
10-Year Averages (2007 - 2016)						
Cooling Degree-Days	1,244	1,244	-	1,732	1,732	-
Heating Degree-Days				450	450	-
Average Humidity	31%	31%	-	25%	25%	-

PINNACLE WEST CAPITAL CORPORATION

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Third Quarter 2019 | 37